Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement (nos 333-134368 and 333-83636 on Post-Effective Amendment No. 1 to Form S-8 of Ophthalmic Imaging Systems of our report dated March 18, 2008 relating to our audit of the financial statements, which appear in the Annual Report on Form 10-KSB of Ophthalmic Imaging Systems for the year ended December 31, 2007.

Sacramento California

March 27, 2008